__________

INDEMNIFICATION AGREEMENT

Between:

DUMA ENERGY CORP.

And:

◆ [INDEMNITEE]

Duma Energy Corp.

800 Gessner, Suite 200, Houston, Texas, U.S.A., 77024

INDEMNIFICATION AGREEMENT

     THIS INDEMNIFICATION AGREEMENT is made and dated for reference as fully executed effective on this ◆ day of ◆ , 2013.

BETWEEN:

DUMA ENERGY CORP., a company incorporated under the laws of the State of Nevada, U.S.A., and having an address for notice and delivery located at 800 Gessner, Suite 200, Houston, Texas, U.S.A., 77024

(the "Indemnitor");

OF THE FIRST PART

AND:

◆ [INDEMNITEE], an individual, having an address for notice and delivery located at ◆

(the "Indemnitee");

OF THE SECOND PART

(and the Indemnitor and the Indemnitee being hereinafter singularly also referred to as a "Party" and collectively referred to as the "Parties" as the context so requires).

WHEREAS:

A.     The Indemnitor desires to attract and retain the services of highly qualified individuals as directors, officers, employees and consultants;

B.     Increased corporate litigation has subjected directors, officers, employees and consultants to litigation risks and expenses, and the limitations on the availability of D&O Insurance (as hereinafter defined) has made it increasingly difficult for the Indemnitor to attract and retain such persons;

C.     The Indemnitee does not regard the protection currently provided by applicable law, the Indemnitor's Articles of Incorporation or Bylaws, each as amended from time to time (collectively, the "Charter Documents"), and any insurance as adequate under the present circumstances, and the Indemnitee may not be willing to serve as a director, officer, employee and/or consultant without additional contractual protection;

D.     The Indemnitor has requested the Indemnitee to act as a director, officer, consultant, employee, member, manager, trustee or agent of the Indemnitor or of any subsidiary or affiliate of the Indemnitor and has proffered this Indemnification Agreement (this "Agreement") to the Indemnitee as an additional inducement to serve in such capacity;

E.     The Indemnitor desires to provide the Indemnitee with specific contractual assurance of the Indemnitee's right to indemnification from the Indemnitor against litigation risks and expenses (regardless, among other things, of any amendment to or revocation of the Charter Documents or any change in the ownership of the Indemnitor or the composition of its Board of Directors) which indemnification is intended to be greater than that which is afforded by the Charter Documents; and

F.     This Agreement is a supplement to and in furtherance of the indemnification provided by applicable law and in the Charter Documents, and any resolutions adopted pursuant thereto, and this Agreement shall not be deemed a substitute therefor, nor shall this Agreement be deemed to limit, diminish or abrogate any rights of the Indemnitee thereunder;

NOW THEREFORE THIS AGREEMENT WITNESSETH that, in consideration of these premises, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the Parties, the Parties covenant and agree as set forth below.

Article 1
AGREEMENT

1.1     Definitions. For the purposes of this Agreement, the following terms shall have the following meanings:

(a) "Act" means the United States Securities Act of 1933, as amended, together with all rules promulgated thereunder;

(b) "Action" means any action, inquiry, investigation, suit or other proceeding before a court or other tribunal in which a Claim (as hereinafter defined) is brought, made or advanced by or against the Indemnitee;

(c) "Agent" means any person who (i) is or was a director or officer of the Indemnitor or a subsidiary of the Indemnitor or (ii) is or was serving at the request of the Indemnitor, or a subsidiary of the Indemnitor, as a director or officer of a foreign or domestic corporation, partnership, joint venture, trust or other enterprise;

(d) "Beneficial Owner" has the meaning given to the term "beneficial owner" in Rule 13d-3 under the United States Securities Exchange Act of 1934, as amended;

(e) "Board" and "Board of Directors" means the Board of Directors of the Indemnitor as duly constituted from time to time;

(f) "Change in Control" means the occurrence after the date of this Agreement of any of the following events:

(i)     any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Indemnitor representing 20% or more of the Indemnitor's then outstanding Voting Securities (unless the change in relative Beneficial Ownership of the Indemnitor's securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors;

(ii)     the consummation of a reorganization, merger or consolidation, unless immediately following such reorganization, merger or consolidation, all of the Beneficial Owners of the Voting Securities of the Indemnitor immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding Voting Securities of the entity resulting from such transaction;

(iii)     during any period of two consecutive years, not including any period prior to the execution of this Agreement, individuals who at the beginning of such period constituted the Board (including for this purpose any new directors whose election by the Board or nomination for election by the Indemnitor's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board; or

(ii)     the stockholders of the Indemnitor approve a plan of complete liquidation or dissolution of the Indemnitor or an agreement for the sale or disposition by the Indemnitor of all or substantially all of the Indemnitor's assets.

(g)     "Claim" means:

(i)     any threatened, pending or completed action, suit, proceeding, arbitration, mediation or other alternative dispute resolution mechanism, whether civil, criminal, administrative, arbitrative, investigative or otherwise, and whether made pursuant to federal, state or other law; or

(ii)     any inquiry, hearing, investigation or other proceeding that the Indemnitee determines might lead to the institution of any such action, suit, proceeding, arbitration, mediation or other alternative dispute resolution mechanism.

(h)     "D&O Insurance" means any insurance policy or policies providing liability insurance for directors, officers, employees or agents of the Indemnitor or of any subsidiary of the Indemnitor;

(i)     "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, together with all rules promulgated thereunder;

(j)     "Expenses" shall be broadly construed and shall include, without limitation, all direct and indirect costs of any kind or nature whatsoever (including, without limitation, all attorneys', experts', witness or other professional costs, fees and related disbursements, retainers, premiums, security for and other costs relating to any bonds, transcript costs, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, printing and binding costs, delivery services fees and all other out-of-pocket costs of whatever nature), actually and reasonably incurred by the Indemnitee in connection with the investigation, preparation, prosecution, defense or appeal of, or being or preparing to be a witness in, or otherwise participating in, a Proceeding, the establishing, defending or enforcing rights to indemnification under this Agreement, the NRS or any D&O Insurance or otherwise, including in connection with the interpretation thereof, and amounts paid in settlement by or on behalf of the Indemnitee, but shall not include any judgments, fines or penalties actually levied against the Indemnitee for such individual's violations of law;

(k)     "Indemnifiable Event" means any event or occurrence, whether occurring before, on or after the date of this Agreement, related to the fact that the Indemnitee is or was a director, officer, consultant, employee or agent of the Indemnitor or any subsidiary of the Indemnitor, or is or was serving at the request of the Indemnitor or by reason of an action on inaction by the Indemnitee in any such capacity (whether or not serving in such capacity at the time of any Loss is incurred for which indemnification can be provided under this Agreement);

(l)     "Independent Counsel" means a law firm, or a partner or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Indemnitor or the Indemnitee in any matter material to either such Party (other than as Independent Counsel with respect to matters concerning the Indemnitee under this Agreement, or other indemnitees under similar indemnification agreements); or (ii) any other party to the proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Indemnitor or the Indemnitee in an Action to determine the Indemnitee's rights under this Agreement;

(m)     "Judgment" means any award of damages or other monetary compensation made in an Action or any amounts the Indemnitee is ordered to pay by any court or other tribunal or by any government, governmental department, body, commission, board, bureau, agency or instrumentality having proper jurisdiction as a result of any Claim brought, made or advanced of or against the Indemnitee;

(n)     "Losses" means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other), ERISA excise taxes, amounts paid or payable in settlement, including any interest, assessments, any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement and all other charges paid or payable in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Claim;

(o)     "not opposed to the best interests of the Indemnitor" means, for purposes of this Agreement, a person who acted in good faith and in a manner reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Indemnitor" as referred to in this Agreement;

(p)     "NRS" means the Nevada Revised Statutes, as amended;

(q)     "Person" means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity and includes the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act;

(r)     "Proceeding" means, without limitation, any threatened, pending or completed Action, suit, arbitration, mediation or other alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or other actual, threatened or completed proceedings, whether brought in the right of the Indemnitor or otherwise and whether of a civil, criminal, administrative or investigative nature and whether made pursuant to federal, state or other law, and whether formal or informal in any case, including any appeal therefrom, in which the Indemnitee was, is or will be involved as a party, a potential party, a non-party witness or otherwise by reason of: (i) the fact that the Indemnitee is or was a director, officer, consultant or agent of the Indemnitor or of a subsidiary of the Indemnitor; (ii) the fact that any action taken by the Indemnitee or of any action on the Indemnitee's part while acting as director, officer, consultant or agent of the Indemnitor or of a subsidiary of the Indemnitor; or (iii) the fact that the Indemnitee is or was serving at the request of the Indemnitor as a director, trustee, general partner, managing member, officer, employee, consultant, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and, in any such case described above, whether or not serving in any such capacity at the time any liability or expense is incurred for which indemnification, reimbursement or advancement of Expenses may be provided under this Agreement;

(s)     "SEC" means the United States Securities and Exchange Commission;

(t)     "serving at the request of the Indemnitor" means any service of the Indemnitee as a director, officer, consultant, employee, member, manager, trustee or agent of the Indemnitor or of any subsidiary or affiliate of the Indemnitor from time to time;

(u)     "Settlement" means an agreement to compromise a Claim or an Action;

(v)     "Subsidiary" means any corporation or limited liability company of which more than 50% of the outstanding voting securities or equity interests are owned, directly or indirectly, by the Indemnitor and one or more of its subsidiaries, and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which the Indemnitee is or was serving at the request of the Indemnitor as a director, officer, employee, agent or fiduciary;

(w)     "to the fullest extent permitted by applicable law" means: (i) to the fullest extent permitted by the provision of the NRS that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the NRS; and (ii) the fullest extent authorized by any amendments to or replacements of the NRS adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers, directors, employees, consultants or agents; and

(x)     "Voting Securities" means any securities of the Indemnitor that vote generally in the election of the Board of Directors.

Article 2
SERVICES

2.1     Services to the Indemnitor. The Indemnitee agrees to continue to serve as a director, officer, consultant, employee, member, manager, trustee or agent of the Indemnitor or of any subsidiary or affiliate of the Indemnitor for so long as Indemnitee is duly elected or appointed or until the Indemnitee tenders the Indemnitee's resignation or is no longer serving in such capacity or capacities. This Agreement shall not be deemed an employment agreement between the Indemnitor and the Indemnitee.

2.2     Indemnitee's right to terminate. Nothing herein contained shall in any way affect the Indemnitee's right to resign from the Indemnitee's position as a director, officer, consultant, employee, member, manager, trustee or agent of the Indemnitor or of any subsidiary or affiliate of the Indemnitor at any time.

Article 3
INDEMNITY

3.1     Indemnity right. Subject to section "8.1" hereinbelow, the Indemnitor shall indemnify and save harmless the Indemnitee, and the Indemnitee's successors, heirs and personal representatives (together with the Indemnitee, the "Indemnified Parties", and each, an "Indemnified Party"), to the fullest extent permitted by applicable law, against and from:

(a)     any and all Actions, Claims and Proceedings whether current, threatened, pending or completed, whether civil, criminal, quasi-criminal or administrative, of every nature and kind whatsoever which may be brought or made by any Person, firm, corporation or government, or by any governmental department, body, commission, board, bureau, agency or instrumentality, against any Indemnified Party in connection with the Indemnitee serving at the request of the Indemnitor;

(b)     any and all costs, damages, charges, Expenses (including legal fees and disbursements, on a full indemnity basis), fines, liabilities (statutory or otherwise), Losses and penalties which the Indemnitee may sustain, incur or be liable for in consequence of the Indemnitee serving at the request of the Indemnitor, whether or not sustained or incurred by reason of the Indemnitee's negligence, default, breach of duty, breach of trust, failure to exercise due diligence or otherwise in relation to the Indemnitor or any of its affiliates or Subsidiaries from time to time, or any of their respective affairs; and

(c)     in particular, and without in any way limiting the generality of the foregoing, any and all costs, damages, charges, Expenses (including legal fees and disbursements on a full indemnity basis), fines, liabilities, Losses and penalties which any Indemnified Party may sustain, incur or be liable for as a result of or in connection with the release of or presence in the environment of substances, contaminants, litter, waste, effluent, refuse, pollutants, hazardous substances or deleterious materials and that arise out of or are in any way connected with the management, operation, activities or existence of the Indemnitor or any of the affiliates or Subsidiaries of the Indemnitor as may be applicable.

3.2     Indemnification in derivative actions and direct actions by the Indemnitor. Subject to section "8.1" hereinbelow, the Indemnitor shall indemnify the Indemnitee to the fullest extent permitted by applicable law if the Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the right of the Indemnitor to procure a Judgment in its favor, against any and all Expenses actually and reasonably incurred by the Indemnitee, or on the Indemnitee's behalf, in connection with the investigation, defense, settlement, or appeal of such Proceedings if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Indemnitor; provided, however, that, if the NRS so provides, no indemnification against such Expenses shall be made in respect to any Claim, Action, issue or matter in such Proceedings as to which the Indemnitee shall have been adjudged by a court of competent jurisdiction to be liable to the

Indemnitor unless and to the extent that a court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification for such expenses as such court of competent jurisdiction deems proper.

3.3     Indemnitor to pay for any Judgment. The Indemnitor shall pay any Judgment which may be given against the Indemnitee unless any of the circumstances set out in section "8.1" hereinbelow applies to the Action in respect of which the Judgment is given, or unless and to the extent the Indemnitee is otherwise entitled to indemnity under a D&O Insurance policy of insurance as contemplated by section "5.2" hereinbelow, and in either case, subject to the following, the Indemnitee shall pay to the Indemnitor, within 30 calendar days of the Indemnitor making demand therefore, all, fees, costs and Expenses (including legal fees and disbursements on a full indemnity basis) which result from the defence and appeal of the Action, including the costs of any investigation undertaken by the Indemnitor in connection with the Action. For the purposes of the foregoing the Indemnitee shall be entitled to deduct from any such payment to the Indemnitor any amounts which the Indemnitee may have already received from any D&O Insurance policy that the Indemnitee may then have in place and for which the Indemnitee is being provided coverage.

3.4     Partial indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Indemnitor for some or a portion of any Expenses actually and reasonably incurred by the Indemnitee in the investigation, defense, Settlement or appeal of a Proceeding, but is precluded by applicable law or the specific terms of this Agreement to indemnification for the total amount thereof, the Indemnitor shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

3.5     Indemnification for Expenses of a Witness. To the extent that the Indemnitee is, by reason of the Indemnitee serving at the request of the Indemnitor, a witness in any Proceeding to which the Indemnitee is not a party, the Indemnitor acknowledges that it shall indemnify the Indemnitee to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by the Indemnitee or on the Indemnitee's behalf in connection therewith.

Article 4
EXPENSES

4.1     Advancement of Expenses. The Indemnitee shall have the right to the advancement by the Indemnitor, prior to the final disposition of any Claim by final adjudication to which there are no further rights of appeal, of any and all Expenses actually and reasonably paid or incurred by the Indemnitee in connection with any Claim arising out of an Indemnifiable Event. The Indemnitee's right to such advancement of Expenses is not subject to the satisfaction of a standard of conduct. The Indemnitee's obligation to reimburse the Indemnitor for Expenses shall be unsecured and no interest shall be charged thereon, and shall be made without regard to the Indemnitee's ability to repay such advances.

4.2     Advancement of Expenses process. Without limiting the generality or effect of the foregoing, and to the extent not prohibited by law, the Indemnitor shall advance the Expenses incurred by the Indemnitee in connection with any Proceeding, and such advancement shall be made within 30 calendar days after the receipt by the Indemnitor of a statement or statements requesting such advances (which shall include invoices received by the Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause the Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice) and an undertaking to repay the advancement of Expenses if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final Judgment, not subject to appeal, that the Indemnitee is not entitled to be indemnified by the Indemnitor. Advances shall be unsecured, interest free and without regard to the Indemnitee's ability to repay the related Expenses. Advances shall include any and all Expenses actually and reasonably incurred by the Indemnitee pursuing an Action to enforce the Indemnitee's right to indemnification under this Agreement or otherwise and this right of advancement including Expenses incurred preparing and forwarding statements to the Indemnitor to support the advances claimed. The Indemnitee acknowledges that the execution and delivery of this Agreement shall constitute an undertaking providing that the Indemnitee shall, to the fullest extent required by law, repay the advance if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final Judgment, not subject to appeal, that the Indemnitee is not entitled to be indemnified by the Indemnitor. The right to advances under this section shall continue until final disposition of any Proceeding, including any appeal therein. This section shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to section "8.1" hereinbelow.

Article 5
NOTIFICATION AND DEFENSE OF CLAIMS

5.1     Notification of Claims. The Indemnitee shall notify the Indemnitor in writing of any matter with respect to which the Indemnitee intends to seek indemnification or advancement of Expenses as soon as reasonably practicable following the receipt by the Indemnitee of notice thereof, including a brief description (based upon information then available to Indemnitee) of the nature of and the facts underlying the related Claim. The failure of the Indemnitee to notify the Indemnitor shall not relieve the Indemnitor of any obligation which it may have to the Indemnitee under this Agreement or otherwise, and any delay in so notifying the Indemnitor shall not constitute a waiver by the Indemnitee of any rights.

5.2     Insurance. To the extent that the Indemnitor maintains an D&O Insurance policy or policies providing liability insurance for directors, officers, employees, consultants or agents of the Indemnitor, or of any affiliate or subsidiary of the Indemnitor, the Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, consultant or agent under such policy or policies. If, at the time of the receipt of a notice of a Claim pursuant to the terms hereof, the Indemnitor has D&O Insurance in effect, the Indemnitor shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Indemnitor shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. Further, the Indemnitor will advise the Indemnitee promptly after it becomes aware of any material change or lapse in, or withdrawal of, coverage of any D&O Insurance of the Indemnitor's, or of any affiliates or subsidiaries of the Indemnitor, existing or former directors and/or officers, details of any claim made under such a policy and the triggering of any extended reporting period applicable to any such policy.

5.3     Assumption of defense. The Indemnitor shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event at its own expense and, except as otherwise provided below, to the extent the Indemnitor so wishes, it may assume the defense thereof with counsel reasonably acceptable to the Indemnitee upon the delivery to the Indemnitee of written notice of its election to do so. Upon assumption of the defense by the Indemnitor and the retention of such counsel by the Indemnitor, the Indemnitor shall not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same Proceeding, provided that the Indemnitee shall have the right to employ separate counsel in such Proceeding at the Indemnitee's sole cost and expense. Notwithstanding the Indemnitor's assumption of the defense of any such Proceeding, the Indemnitor shall be obligated to pay the fees and expenses of the Indemnitee's counsel to the extent (i) the employment of counsel by the Indemnitee is authorized by the Indemnitor, (ii) counsel for the Indemnitor or the Indemnitee shall have reasonably concluded that there is a conflict of interest between the Indemnitor and the Indemnitee in the conduct of any such defense such that the Indemnitee needs to be separately represented, (iii) the fees and expenses are non-duplicative and reasonably incurred in connection with the Indemnitee's role in the Proceeding despite the Indemnitor's assumption of the defense, (iv) the Indemnitor is not financially or legally able to perform its indemnification obligations or (v) the Indemnitor shall not have retained, or shall not continue to retain, such counsel to defend such Proceeding. In the event the Indemnitor assumes the defense of such Proceeding, as contemplated herein, the Indemnitor may not enter into a Settlement of Claims with respect to such Proceeding as it relates to Claims against the Indemnitee without the prior consent of the Indemnitee, and which consent shall not be unreasonably withheld. Regardless of any provision in this Agreement, the Indemnitee shall have the right to employ counsel in any Proceeding at the Indemnitee's personal expense. The Indemnitor shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Indemnitor.

5.4     Required to defend. Subject to this section, the Indemnitor shall defend, on behalf of the Indemnitee, any Claim, Action or Proceeding, even if the basis for the Claim, Action or Proceeding is groundless, false or fraudulent. If the Indemnitor, in the Indemnitor's reasonable opinion, as evidenced by written opinion of the Indemnitor's counsel, believes that any of the circumstances described in section "8.1" hereinbelow apply to the Claim, Action or Proceeding, then the Indemnitor, upon giving the Indemnitee written notice of its belief and the grounds therefore, may refuse to so defend the Claim, Action or Proceeding, but such refusal shall not relieve the Indemnitor from any of its obligations of indemnity hereunder if it has determined that none of the provisions of section "8.1" apply to the Claim or Action.

5.5    Defence counsel. The Indemnitor shall consult with and pay reasonable heed to the Indemnitee concerning the appointment of any defence counsel to be engaged by the Indemnitor in fulfillment of its obligation to defend a Claim, Action or Proceeding pursuant to sections "5.3" and "5.4" hereinabove.

5.6     Investigation. The Indemnitor shall have full power and authority to conduct such investigation of each Claim, Action and Proceeding as is reasonably necessary in the circumstances and shall pay all costs of such investigation.

5.7     Access to records. The Indemnitee and the Indemnitee's legal counsel may, with the consent of the Board (which consent may not be unreasonably withheld), review, during regular business hours, all documents, records and other information with respect to the Indemnitor or any other entity in which the Indemnitee acted as a director, consultant, employee agent and/or officer which are under the Indemnitor's control and which may be reasonably necessary in order for the Indemnitee's defence against any Claim, Action or Proceeding that relates to, arises from or is based on the Indemnitee's service as a director, consultant, employee, agent and/or officer of the Indemnitee or a director and/or officer of any affiliate or subsidiary of the Indemnitor; provided, however, that the Indemnitee will maintain all such information in strictest confidence except to the extent necessary for the Indemnitee's defence in any Claim, Action or Proceeding. This section will not apply where the Claim, Action or Proceeding is initiated by the Indemnitor or any of its affiliates or subsidiaries as the case may be.

Article 6
PROCEDURE UPON APPLICATION FOR INDEMNIFICATION

6.1     Indemnification procedure. In order to obtain indemnification pursuant to this Agreement, the following process is required:

(a)     the Indemnitee shall notify the Indemnitor promptly in writing upon receiving notice of any demand, Claim, Action, Proceeding, Judgment or other requirement for payment that the Indemnitee reasonably believes to be subject to indemnification under the terms of this Agreement, and shall request payment thereof by the Indemnitor. Indemnification payments requested by the Indemnitee shall be made by the Indemnitor no later than 30 calendar days after receipt of the written request of the Indemnitee. Any delay in providing the request will not relieve the Indemnitor from its obligations under this Agreement, except to the extent such failure is prejudicial. Claims for advancement of Expenses shall be made under the provisions of Article "4" hereinabove;

(b)     upon written request by the Indemnitee for indemnification, a determination, if required by applicable law, with respect to the Indemnitee's entitlement thereto shall be made in the specific case by one of the following methods:

(i)     if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee;

(ii)     if a Change in Control shall not have occurred, by a majority vote of the directors of the Indemnitor who are not and were not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee (collectively, the "Disinterested Directors"), even though less than a quorum; or

(iii)     if a Change in Control shall not have occurred, if a quorum of Disinterested Directors cannot be obtained, or if the Disinterested Directors so direct by majority vote of a quorum of such Disinterested Directors, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee;

(c)     if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to subsection "(b)" hereinabove, the Independent Counsel shall be selected as provided in this section. If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board, and the Indemnitor shall give written notice to the Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and the Indemnitee shall give written notice to the Indemnitor advising it of the identity of the Independent Counsel so selected. In either event, the Indemnitee or the Indemnitor, as the case may be, may, within ten days after such written notice of selection shall have been given, deliver to the Indemnitor or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in section "1.1" of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the Person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 21 calendar days after the later of (i) submission by the Indemnitee of a written request for indemnification and (ii) the final disposition of the Proceeding, the Parties have not agreed upon an Independent Counsel, either the Indemnitor or the Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Indemnitor or the Indemnitee to the other's selection of Independent Counsel and for the appointment as Independent Counsel of a Person selected by the court or by such other Person as the court shall designate, and the Person with respect to whom all objections are so resolved or the Person so appointed shall act as Independent Counsel. The Indemnitor shall pay any and all reasonable fees and expenses of the Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to subsection "(b)" hereinabove, and the Indemnitor shall pay all reasonable fees and expenses incident to the procedures of this subsection regardless of the manner in which such Independent Counsel was selected or appointed;

(d)     in making a determination with respect to entitlement to indemnification hereunder, the Person(s) making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with subsection "6.1(a)" hereinabove, and the Indemnitor shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption in connection with the making by such Person(s) of any determination contrary to that presumption, by clear and convincing evidence;

(e)     the Indemnitee shall be deemed to have acted in good faith for the purposes of indemnification under this Agreement if the Indemnitee's actions are based on the records or books of account of the Indemnitor, including financial statements, or on information supplied to the Indemnitee by the directors, officers, agents or employees of the Indemnitor in the course of their duties, or on the advice of legal counsel for the Indemnitor or on information or records given or reports made to the Indemnitor by an independent certified public accounted or by an appraiser or other expert selected by the Indemnitor. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Indemnitor shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under this Agreement. The (i) provisions of this section shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement and (ii) termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Indemnitor or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful. Whether or not the foregoing provisions of this subsection are satisfied, it shall in any event be presumed that the Indemnitee has at all times acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Indemnitor. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence;

(f)     if the Person empowered or selected under subsection "6.1(b)" hereinabove to determine whether the Indemnitee is entitled to indemnification either determines that the Indemnitee is entitled to indemnification or shall not have made a determination within 30 calendar days after receipt by the Indemnitor of the request therefor, the requested determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be entitled to such indemnification absent:

(i)     a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee's statement not materially misleading, in connection with the request for indemnification; or

(ii)     a prohibition of such indemnification under applicable law; provided, however, that such 30 calendar day period may be extended for a reasonable time, not to exceed an additional 14 calendar days, if the Person, Persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and

(g)     the Indemnitee shall cooperate with the Person, Persons or entity making such determination with respect to the Indemnitee's entitlement to indemnification, including providing to such Person, Persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Any Independent Counsel or Disinterested Director shall act reasonably and in good faith in making a determination under this Agreement of the Indemnitee's entitlement to indemnification. Any costs or Expenses (including attorneys' fees and disbursements) incurred by the Indemnitee in so cooperating with the Person, Persons or entity making such determination shall be borne by the Indemnitor (irrespective of the determination as to the Indemnitee's entitlement to indemnification) and the Indemnitor hereby indemnifies and agrees to hold the Indemnitee harmless therefrom.

6.2     Court application for indemnification. In the event that (i) a determination is made pursuant to subsection "6.1(b)" of this Agreement that the Indemnitee is not entitled to indemnification under this Agreement, (ii) the Indemnitor fails to make timely payments or advance Expenses as set forth in this Agreement or (iii) the Indemnitor or any other Person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, the Indemnitee shall have the right to apply to any court of competent jurisdiction for the purpose of determining the Indemnitee's entitlement for indemnification and enforcing the Indemnitee's right to indemnification or advancement of Expenses pursuant to this Agreement. Alternatively, the Indemnitee, at the Indemnitee's option, may seek an award in arbitration with respect to the Indemnitee's entitlement to such indemnification or advancement of Expenses, to be conducted before JAMS, the resolution experts, pursuant to its rules. The Indemnitee shall commence such proceedings seeking an adjudication within 180 calendar days following the date on which the Indemnitee first has the right to commence such proceedings pursuant to this section. In such an enforcement hearing or proceeding, the burden of proof shall be on the Indemnitor to prove that indemnification or advancement of Expenses to the Indemnitee is not required under this Agreement or permitted by applicable law. Any determination by the Indemnitor (including its Board, shareholders or Independent Counsel) that the Indemnitee is not entitled to indemnification hereunder, shall not be a defense by the Indemnitor to the proceeding nor create any presumption that the Indemnitee is not entitled to indemnification or advancement of Expenses hereunder. The Indemnitor shall not oppose the Indemnitee's right to seek any such adjudication or award in arbitration in accordance with this Agreement. To the extent not prohibited by law, the Indemnitor shall indemnify the Indemnitee against all Expenses that are incurred by the Indemnitee in connection with any action for indemnification or advancement of Expenses from the Indemnitor under this Agreement or under any D&O Insurance to the extent the Indemnitee is successful in such action, and, if requested by the Indemnitee, shall (as soon as reasonably practicable, but in any event no later than 60 calendar days, after receipt by the Indemnitor of a written request therefor) advance such Expenses to the Indemnitee, subject to the provisions of this Agreement.

Article 7
SETTLEMENT

7.1     Negotiation of a Settlement. With respect to a Claim or Action for which the Indemnitor is obliged to indemnify the Indemnitee hereunder:

(a)     the Indemnitor may conduct negotiations towards a Settlement and, with the written consent of the Indemnitee (which the Indemnitee agrees not to unreasonably withhold), the Indemnitor may make such Settlement as it, acting reasonably, deems appropriate or expedient in the circumstances; provided, however, that the Indemnitee shall not be required, as part of any proposed Settlement, to admit liability or agree to indemnify the Indemnitor in respect of, or make contribution to, any compensation or other payment for which provision is made by such Settlement; and

(b)     if the Indemnitee fails to give the Indemnitee's consent to the terms of a proposed Settlement which is otherwise acceptable to the Indemnitor and the claimant, the Indemnitor may require the Indemnitee to negotiate or defend the Claim or Action independently of the Indemnitor and in such event any amount recovered by such claimant in excess of the amount for which Settlement could have been made by the Indemnitor, shall not be recoverable under this Agreement, it being further agreed by the Parties that the Indemnitor shall only be responsible for legal fees and costs up to the time at which such Settlement could have been made.

7.2     Indemnitor's right to a Settlement. The Indemnitor shall have the right to negotiate a Settlement in respect of any Claim or Action which is founded upon any of the acts specified in section "8.1" hereinbelow. In the event that the Indemnitor negotiates a Settlement in respect of any of the acts specified in section "8.1" hereinbelow, the Indemnitee shall, within 60 calendar days of the Indemnitor making demand therefor, pay any compensation or other payment for which provision is made under the Settlement, and the Indemnitee will also pay, and shall not seek indemnity or contribution from the Indemnitor, all fees, costs and Expenses (including legal fees and disbursements on a full indemnity basis) which result from the defence of the Claim or the Action in respect of which the Settlement was made, including the cost of any investigation undertaken by the Indemnitor in connection therewith, to the date the Settlement was made.

Article 8
EXCLUSIONS FROM INDEMNIFICATION

8.1     Indemnity Conditions. Notwithstanding the other provisions of this Agreement and, in particular, under Article "3" hereinabove, the Indemnitor shall not be obligated to indemnify or save harmless the Indemnified Parties against and from any Action, Claim, Proceeding cost, damage, charge, Expense, fine, liability, Losses or penalty in the following situations:

(a)     Certain matters: the Indemnitor shall not be obligated to indemnify the Indemnitee on account of any Action, Claim or Proceeding with respect to:

(i)     remuneration paid to the Indemnitee if it is determined by final Judgment or other final Judgment that such remuneration was in violation of law (and, in this respect, both the Indemnitor and the Indemnitee have been advised that the SEC believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable, and that claims for indemnification should be submitted to appropriate courts for adjudication, as indicated in subsection "8(d)" hereinbelow);

(ii)     a final Judgment rendered against the Indemnitee for an accounting, disgorgement or repayment of profits made from the purchase or sale by the Indemnitee of securities of the Indemnitor against the Indemnitee pursuant to the provisions of Section 16(b) of the Exchange Act or other provisions of any federal, state or local statute or rules and regulations thereunder;

(iii)     a final Judgment or other final adjudication that the Indemnitee's conduct was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct (but only to the extent of such specific determination); or

(iv)     on account of conduct that is established by a final Judgment as constituting a breach of the Indemnitee's duty of loyalty to the Indemnitor or resulting in any personal profit or advantage to which the Indemnitee is not legally entitled. For purposes of the foregoing sentence, a final Judgment or other adjudication may be reached in either the underlying Claim, Action or Proceedings in connection with which indemnification is sought or a separate Claim, Action or Proceeding to establish rights and liabilities under this Agreement;

(b)     Claims initiated by Indemnitee. any provision herein to the contrary notwithstanding, the Indemnitor shall not be obligated to indemnify or advance Expenses to the Indemnitee with respect to Actions, Claims or Proceedings initiated or brought by the Indemnitee against the Indemnitor or its directors, officers, employees or other agents and not by way of defense except with respect to:

(i)     Proceedings brought to establish or enforce a right to indemnification under this Agreement or under any other agreement, provision in the Charter Documents or applicable law; or

(ii)     any other Proceeding initiated by the Indemnitee that is either approved by the Board or the Indemnitee's participation is required by applicable law. However, indemnification or advancement of Expenses may be provided by the Indemnitor in specific cases if the Board determines it to be appropriate;

(c)     Unauthorized Settlements: any provision herein to the contrary notwithstanding, the Indemnitor shall not be obligated pursuant to the terms of this Agreement to indemnify the Indemnitee under this Agreement for any amounts paid in Settlement of a proceeding effected without the Indemnitor's written consent. Neither the Indemnitor nor the Indemnitee shall unreasonably withhold consent to any proposed Settlement; provided, however, that the Indemnitor may in any event decline to consent to (or to otherwise admit or agree to any liability for indemnification hereunder in respect of) any proposed Settlement if the Indemnitor is also a party in such Proceeding and determines in good faith that such Settlement is not in the best interests of the Indemnitor and its shareholders; and

(d)     Securities Act liabilities: any provisions herein to the contrary notwithstanding, the Indemnitor shall not be obligated pursuant to the terms of this Agreement to indemnify the Indemnitee or otherwise act in violation of any undertaking appearing in and required by the rules and regulations promulgated under the Act or in any registration statement filed with the SEC under the Act. The Indemnitee acknowledges that paragraph (h) of Item 512 of Regulation S-K promulgated under the Act currently and generally requires the Indemnitor to undertake in connection with any registration statement filed under the Act to submit the issue of the enforceability of the Indemnitee's rights under this Agreement in connection with any liability under the Act on public policy grounds to a court of appropriate jurisdiction and to be governed by any final adjudication of such issue. The Indemnitee specifically agrees that any such undertaking shall supersede the provisions of this Agreement and be bound by any such undertaking.

Article 9
NONEXCLUSIVITY AND SURVIVAL OF RIGHTS

9.1     Nonexclusively and survival of rights. The rights of the Indemnitee hereunder will be in addition to any other rights the Indemnitee may have under any provision of applicable law or equity, the Charter Documents and other agreements, both as to action in the Indemnitee's official capacity and the Indemnitee's action as an Agent of the Indemnitor, in any court in which a proceeding is brought, and the Indemnitee's rights hereunder shall continue after the Indemnitee has ceased acting as an Agent of the Indemnitor. The obligations and duties of the Indemnitor to the Indemnitee under this Agreement shall be binding on the Indemnitor and its successors and assigns until terminated in accordance with its terms. The Indemnitor shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Indemnitor expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Indemnitor would be required to perform if no such succession had taken place.

No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of the Indemnitee under this Agreement in respect of any action taken or omitted by the Indemnitee in the Indemnitee's corporate status prior to such amendment, alteration or repeal. To the extent that a change in the NRS, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Charter Documents, it is the intent of the Parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, by the Indemnitee shall not prevent the concurrent assertion or employment of any other right or remedy by the Indemnitee.

Article 10
TERM AND DURATION

10.1     Term and duration. All agreements and obligations of the Indemnitor contained herein shall continue during the period that the Indemnitee is a director, officer, consultant, employee, member, manager, trustee or Agent of the Indemnitor or of any subsidiary or affiliate of the Indemnitor (or is or was serving at the request of the Indemnitor as a director, officer, consultant, employee or Agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter (i) so long as the Indemnitee may be subject to any possible Claim, Action or Proceeding relating to an Indemnifiable Event (including any rights or appeal thereto) and (ii) throughout the pendency of any Claim, Action or Proceeding (including any rights of appeal thereto) commenced by the Indemnitee to enforce or interpret the Indemnitee's rights under this Agreement, even if, in either case, the Indemnitee may have ceased to serve in such capacity at the time of any such Claim, Action or Proceeding.

Article 11
CHANGE IN CONTROL

11.1     Change in Control. At any time after there has been a Change in Control of the Indemnitor, or a receiver or trustee in bankruptcy has been appointed, the Indemnitee and the Indemnitee's advisors may review the information referred to in section "5.7" hereinabove, subject to the conditions and restrictions set out there, whether or not the Indemnitor's Board has provided the consent referred to therein.

Article 12
PAYMENT DUPLICATION

12.1     Order of payments; subrogation; and no duplication of payments. The Indemnitor shall not be liable under this Agreement to make any payment in connection with any Claim made against the Indemnitee to the extent that the Indemnitee has otherwise actually received payment (under an insurance policy, the Charter Documents, this Agreement or otherwise) of the amounts otherwise indemnifiable hereunder.

Article 13
GENERAL

13.1     Interpretation of Agreement. It is understood that the Parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by law.

13.2     Payments. Unless stated otherwise, all monies to be paid hereunder shall be paid within 10 calendar days of becoming payable.

13.3     Severability and construction. Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to which any Party is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and effect as of the date upon which the ruling becomes final).

13.4     Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to the Indemnitee, the Indemnitor, in lieu of indemnifying the Indemnitee, shall contribute to the amounts incurred by the Indemnitee, whether for Expenses, damages, losses, penalties (whether civil, criminal or otherwise), judgments, fines or amounts paid or to be paid in settlement, including interest payable in connection therewith, in connection with any Claim relating to an Indemnifiable Event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Indemnitor and the Indemnitee as a result of the events and transactions giving rise to such Proceeding and (ii) the relative fault of the Indemnitee and the Indemnitor (and its other directors, officers, employees and agents) in connection with such events and transactions.

13.5     Amendment. No supplement, modification, amendment, termination or cancellation of this Agreement shall be binding unless executed in writing by the Parties hereto.

13.6     Consents and waivers. No consent or waiver expressed or implied by either Party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall:

(a)     be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;

(b)     be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

(c)     constitute a general waiver under this Agreement; or

(d)     eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

13.7     Notice. All notices, demands or other communications required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a recognized post office and addressed to the Party entitled to receive the same, or delivered to such Party, at the address for such Party as specified below:

(a)     if to the Indemnitor:

Duma Energy Corp.
800 Gessner, Suite 200, Houston, Texas, U.S.A., 77024
Fax:     (281) 408-4880
Attention:     President; and

(b)     if to the Indemnitee:

◆
◆
Fax:     ◆ ..

The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third business day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee. Any Party may at any time and from time to time notify the other Party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

13.8     Governing law. THE LAWS OF THE STATE OF NEVADA (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PRINCIPLES) GOVERN ALL MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ITS INTERPRETATION, CONSTRUCTION, PERFORMANCE AND ENFORCEMENT. WITH RESPECT TO ANY MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY PARTY MAY BRING THE RELATED LEGAL ACTION OR PROCEEDING IN ANY COURT SITTING IN CORPUS CHRISTI, TEXAS. EACH PARTY CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS SITTING IN CORPUS CHRISTI, TEXAS FOR THE PURPOSES OF ALL SUCH LEGAL ACTIONS AND PROCEEDINGS.

13.9     Counterparts. This Agreement may be executed electronically by the Parties in as many counterparts as may be necessary, and via facsimile if necessary, each of which so signed being deemed to be an original and such counterparts together constituting one and the same instrument and, notwithstanding the date of execution, being deemed to bear the execution date as set forth on the front page of this Agreement.

13.10     Headings. The headings of the Articles and sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

13.11     Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, written and oral, between the parties with respect to the subject matter of this Agreement including, but not limited to any prior indemnification agreements between the Parties; provided, however, that this Agreement is a supplement to and in furtherance of the Charter Documents, the NRS and any other applicable law, and shall not be deemed a substitute therefor, and does not diminish or abrogate any rights of the Indemnitee thereunder.

13.12     Survival. The indemnity and release herein provided for shall survive the termination of the Indemnitee's position as a director and/or officer of the Indemnitor, or a director and/or officer of any affiliate or subsidiary of the Indemnitor, and the termination of this Agreement, and shall continue in full force and effect thereafter.

13.13     Time of the essence. Time shall be of the essence of this Agreement.

13.14     Further assurances. The Parties will from time to time after the execution of this Agreement make, do, execute or cause or permit to be made, done or executed, all such further and other acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

13.15     Enurement. This Agreement shall enure to the benefit of and be binding upon the Parties and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns.

IN WITNESS WHEREOF the Parties have hereunto set their respective hands and seals as at the execution date first written above.
The COMMON SEAL of DUMA ENERGY CORP., the Indemnitor herein, was hereunto affixed in the presence of: ___________________________________ Authorized Signatory	) ) ) ) ) ) ) )	(C/S)

SIGNED, SEALED and DELIVERED by
◆ {INDEMNITEE}
the Indemnitee herein, in the presence of:

________________________________
Witness Signature

_____________________________
Witness Address
_____________________________

______________________________
Witness Name and Occupation

	) ) ) ) ) ) ) ) ) ) ) ) )	◆ {INDEMNITEE}

__________